Exhibit 3.1a

                           ARTICLES OF INCORPORATION

                                       OF

                              RIDDLE RECORDS, INC.


     FIRST: The name of the corporation is RIDDLE RECORDS, INC.

     SECOND: The name of the Resident Agent in the State of Nevada for this corporation is The Corporate Trust Company of Nevada, who is located at 62000 Neil Road, Suite 500, Reno, Nevada, 89511.

     THIRD: This corporation is authorized to issue only one class of shares of stock which shall be denoted at common stock. The total number of shares which this corporation is authorized to issue is 500,000 and shall be without par value.

     FOURTH: The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation, provided that the number shall not be less than one.

     The names and addresses of the first Board of Directors, which shall be two in number, are:

JACQUES TIZABI                      ALI MOUSSAVI
9300 Whilshire Boulevard            9300 Whilshire Boulevard
Suite 308                                   Suite 308
Beverly Hills, CA 90212             Beverly Hills, CA 90212

     At all elections of directors of the corporation, each holder of shares possessing voting power is entitled to as many votes as equal the number of his or her shares multiplied by the number of directors to be elected, and he or she may cast all of his or her votes for a single director or may distribute them among the number to be voted for or any two or more of them, as he or she may see fit.

     FIFTH: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the laws of the State of Nevada.

     SIXTH: The liability of the directors and officers of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Nevada law.

     SEVENTH: The name and address of the incorporator signing the Articles of Incorporation is as follows:

JACQUES TIZABI
9300 Whilshire Boulevard
Beverly Hills, CA 90212

     IN WITNESS WHEREOF, I have executed these Articles of Incorporation on July 27, 2001.

                                            /s/ JACQUES TIZABI
                                            ----------------------------------
                                            JACQUES TIZABI

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT

BY RESIDENT AGENT

The Corporation Trust Company of Nevada hereby accepts the appointment as Resident Agent of the above named corporation in accordance with NRS 78.090.

Dated:    8-8-01
         ------------------------

                                                The Corporation Trust Company
                                                of Nevada

                                                By:  /s/ Heeley
                                                     --------------------------